UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03.	Material Modification to Rights of Security Holders.

On May 15, 2018, the board of directors of PAVmed, Inc. (“PAVmed”) approved a reduction to the exercise price of PAVmed Inc.’s Series Z warrants (CUSIP number 70387R122) (the “Series Z Warrants”) that trade under the symbol “PAVMZ” on the Nasdaq Capital Market from $3.00 per share to $1.60 per share. Before this reduction takes effect, notice must first be provided to the current holders of Series Z Warrants. The effective date of the exercise price reduction will be June 1, 2018.

PAVmed Inc. issued a press release, filed as Exhibit 99.1, announcing the reduction to the exercise price of the Series Z Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated May 15, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2018

PAVMED INC.

By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer